Fuel Systems Solutions Reports Fourth Quarter and Year End 2013 Results

Fourth Quarter Revenue of $92.6 Million Full Year 2013 Revenue of $399.8 Million

NEW YORK, N.Y., March 14, 2014 -- Fuel Systems Solutions, Inc. (Nasdaq: FSYS) reported results for its fourth quarter and year ended December 31, 2013.

Mariano Costamagna, Fuel Systems’ CEO, said, “Fuel Systems’ fourth quarter results reflect the market challenges affecting the company in terms of reduced volumes as alternative fuel programs end with specific automotive OEMs in Asia and Europe, a very competitive European automotive aftermarket, and transitions in our mobile industrial engine business. Looking out into 2014 and beyond, Fuel Systems continues to focus on execution and operational efficiency, on expanding the value of our product portfolio and trademarks in the market, and on extending and diversifying our technological expertise into new opportunities. We are examining all strategic opportunities for capital deployment before us, including new product development, opportunistic M&A, and are in discussions for a possible renewal of our credit facilities. We have set our 2014 outlook ranges to levels that incorporate near-term cost reductions, margin improvements and growth in selected areas, including the US Automotive and North American Auxiliary Power Unit (APU) markets.”

Fourth Quarter 2013 Financial Results

Revenue for the fourth quarter of 2013 was $92.6 million compared to $98.0 million in the fourth quarter of 2012. Automotive revenue decreased $3.8 million primarily reflecting lower OEM volumes and the impact of the competitive aftermarket pressure offset slightly by an increase in DOEM and compressor sales. Industrial revenue decreased $1.7 million compared to the prior-year period, primarily as a result of lower volumes for heavy duty business in Asia and stationary engines. The impact of foreign exchange on the fourth quarter revenue was insignificant.

Gross profit for the fourth quarter of 2013 was $17.6 million, or 19.0% of revenue, compared to $21.3 million, or 21.8% of revenue in the fourth quarter of 2012. The lower gross profit primarily reflects the lower revenue discussed above and cost increases in Automotive primarily related to inventory and outside services.

Operating loss for the fourth quarter of 2013 totaled $3.2 million, or 3.4% of revenue, compared to operating loss of $20.8 million, or 21.2% of revenue in the fourth quarter of 2012, which included a non-cash goodwill and asset impairment charge of $22.0 million.

Adjusted EBITDA for the fourth quarter of 2013 was a loss of $0.3 million, or 0.3% of revenue, compared to Adjusted EBITDA of $3.1 million, or 3.2% of revenue in the fourth quarter of 2012, primarily reflecting the abovementioned revenue and cost variances. Adjusted EBITDA is a non-GAAP measure. See “Non-GAAP Measures” below for a discussion of this metric.

Net loss for the fourth quarter of 2013 was $3.3 million, or $0.16 per diluted share, compared to a net loss for the fourth quarter of 2012 of $21.0 million, or $1.05 per diluted share.

FSS Automotive Operations

FSS Automotive fourth quarter 2013 revenue was $64.4 million, compared to $68.2 million from the same quarter a year ago. The impact of foreign exchange on FSS Automotive was a positive $1.0 million; in constant currency, fourth quarter 2013 FSS Automotive revenue decreased 7.1%, reflecting decreases in both aftermarket and OEM volumes. FSS Automotive fourth quarter 2013 operating loss was $2.7 million, compared to an operating loss of $16.2 million including $16.4 of the impairment charge in the same period a year ago. FSS Automotive fourth quarter 2013 Adjusted EBITDA was a loss of $0.8 million, compared to Adjusted EBITDA of $2.0 million a year ago.

FSS Industrial Operations

Revenue from FSS Industrial was $28.2 million compared to $29.9 million the same quarter a year ago. The impact of foreign exchange on FSS Industrial was a negative $1.0 million; in constant currency, fourth quarter 2013 FSS Industrial revenue decreased 2.3%, reflecting slight decrease in its’ heavy duty and stationary engine volumes. FSS Industrial fourth quarter 2013 operating income was $1.3 million, compared to operating loss of $3.2 million including $5.7 million of the impairment charge in the same period a year ago. FSS Industrial fourth quarter 2013 Adjusted EBITDA was $1.5 million, compared to $2.4 million a year ago.

Full Year Ended December 31, 2013 Financial Results

For the full year ended December 31, 2013, total revenue was $399.8 million compared to $393.9 million for 2012. Foreign exchange negatively impacted revenues by $1.2 million in 2013. Net loss for the year was $0.5 million, or $0.02 per diluted share, compared to net loss for 2012 of $15.6 million, or $0.78 per diluted share including the impairment charge.

Total FSS Automotive revenue for the full year ended December 31, 2013 was $276.5 million compared to $271.3 million for 2012. Foreign exchange positively impacted revenues by $1.8 million in 2013. Automotive operating income was $1.1 million compared to operating loss of $11.8 million for 2012 including the $16.4 million impairment charge. FSS Automotive Adjusted EBITDA for 2013 was $11.1 million compared to $17.1 million for 2012.

Total FSS Industrial revenue for the full year ended December 31, 2013 was $123.4 million compared to $122.7 million for 2012. Foreign exchange negatively impacted revenues by $3.0 million in 2013. Industrial operating income was $9.8 million for 2013 compared to $4.6 million for 2012 including the $5.7 million impairment charge. FSS Industrial Adjusted EBITDA for 2013 was $11.3 million compared to $13.4 million for 2012.

The tax rate for the 2013 was 115% compared to 16% in the prior year, which was significantly impacted by the impairment charge and a tax benefit in Canada. The Company continues to experience the high income tax rate that is primarily a result of the fluctuation of earnings in various jurisdictions and losses incurred in the US and certain foreign jurisdictions for which no tax benefits have been recorded.

Company Outlook

The Company expects full year 2014 revenue to be between $340 million and $360 million, 2014 gross margin of 21% to 23%, and 2014 positive cash flow as defined by Adjusted EBITDA of between $14 million and $20 million. This outlook is based upon the following expectations:

·	Automotive operations – slower global transportation market given increasingly aggressive competition and the difficult economies in developing countries in Latin America and Europe, including the previously disclosed loss of certain OEM and DOEM programs in Asia and Europe, and the discontinuation of the Chevrolet brand in Europe. The slower markets will be partially offset by continued positive margin contributions from the US market and the anticipated maintenance of the Company’s leading market share in the European aftermarket.

·	Industrial operations – the loss of a large customer is expected to be partially offset by new engine programs beginning in late 2014 and early 2015, and by modest growth in the APU and mobile markets.

·	A comparable margin performance in 2014 relative to 2013 on lower volumes given the expected revenue mix as the Company continues to implement cost reductions and focus on achieving greater operational efficiencies. The Company expects its effective tax rate for 2014 to be comparable to 2013 resulting from the anticipated mix of business by tax jurisdiction.

Non-GAAP Measures

To provide investors and others with additional information regarding Fuel Systems’ results, in addition to the results presented in accordance with generally accepted accounting principles, or GAAP, in this press release, Fuel Systems presents Adjusted EBITDA, which is a non-GAAP measure. A reconciliation of this non-GAAP measure to the closest GAAP financial measure is presented in the financial tables below under the heading “Non-GAAP FINANCIAL

MEASURE RECONCILIATION.” Adjusted EBITDA is determined by adding the following items to Net Income, the closest GAAP financial measure: Depreciation & Amortization; Interest income, net; and Benefit (Provision) for Income Taxes. Fuel Systems’ management believes this non-GAAP financial measure offers additional insight into the Company’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in the business, as it excludes certain non-cash items. This non-GAAP financial measure also can provide useful information to investors and others in understanding and evaluating Fuel Systems’ operating results and future prospects when comparing financial results across accounting periods and to those of peer companies. Fuel Systems may not define this non-GAAP financial measure in a manner similar to other companies.

Conference Call

The Company will host a conference call today, March 14th at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time to discuss its fourth quarter and year-end 2013 financial results and other matters. To listen to the call live, please dial 877-359-9508 at least 10 minutes before the start of the conference. International participants may dial 224-357-2393. The conference ID will be 4440951. The call will be webcast and can be accessed from the “Investor Relations” section of the Company’s website at http://www.fuelsystemssolutions.com. A telephone replay will be available until midnight Eastern Time on March 16th by dialing 855-859-2056 or 404-537-3406 and entering pass code 4440951. A replay will also be available at the web address above for 90 days.

Forward-Looking Statements

This press release contains certain forward-looking statements that involve risks and uncertainties, including, without limitation, expressed or implied statements concerning the Company's outlook for 2014, as well as its position in the market place, the success of its products and its effective tax rate for the year. Such statements represent only our opinions and predictions. The Company's actual results may differ materially. Factors that may cause the Company's results to differ include, but are not limited to a further slowing of economic activity; our ability to maintain customer program relationships; our ability to reduce our cost structure and expenses as anticipated; the unpredictable nature of the developing alternative fuel US automotive market; customer dissatisfaction with the Company’s products or services; the inability of the Company to deliver its products on schedule; the availability of gaseous fueling infrastructure in our markets globally; the price differential between alternative gaseous fuels and gasoline; economic uncertainties caused by political instability in certain of the local markets we do business in; the growth of non-gaseous alternative fuel products and other new technologies; currency rate fluctuations and devaluations; our ability to realign costs with current market conditions; unanticipated litigations; differences in the tax policies of each country from which the Company derives income that would impact our effective tax rate; potential changes in tax policies and government incentives and their effect on the economic benefits of our products to consumers; the continued weakness in financial and credit markets and the economy; and the repeal or implementation of government regulations relating to reducing vehicle emissions. Readers also should consider the risk factors set forth in the Company's reports filed with the Securities and Exchange Commission, including, but not limited to, those contained in the "Risk Factors" section of the Company's Annual Report on Form 10-K, for the year ended December 31, 2012. The Company does not undertake to update or revise any of its forward-looking statements.

About Fuel Systems Solutions

Fuel Systems Solutions (Nasdaq:FSYS) is a leading designer, manufacturer and supplier of proven, cost-effective alternative fuel components and systems for use in transportation and industrial applications. Fuel Systems’ components and systems control the pressure and flow of gaseous alternative fuels, such as propane and natural gas, used in internal combustion engines. These components and systems feature the Company’s advanced fuel system technologies, which improve efficiency, enhance power output and reduce emissions by electronically sensing and regulating the proper proportion of fuel and air required by the internal combustion engine. In addition to the components and systems, the Company provides engineering and systems integration services to address unique customer requirements for performance, durability and configuration. Additional information is available at www.fuelsystemssolutions.com.

Company Contact:

Pietro Bersani, Chief Financial Officer Fuel Systems Solutions, Inc. (646) 502-7170

Investor Relations Contacts: LHA Carolyn M. Capaccio ccapaccio@lhai.com Cathy Mattison cmattison@lhai.com (415) 433-3777

- Tables follow -

FUEL SYSTEMS SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
	December 31,	December 31,
	2013	2012

ASSETS
Current assets:
Cash and cash equivalents	$ 80,961	$ 75,675
Accounts receivable less allowance for doubtful accounts of $3,993 and $4,349 at December 31,
2013 and 2012, respectively	65,008	75,191
Inventories	95,052	104,056
Deferred tax assets, net	10,234	7,999
Other current assets	21,490	14,815
Short-term investments	14,615	—
Related party receivables	2,787	5,205

Total current assets	290,147	282,941

Equipment and leasehold improvements, net	58,402	59,368
Goodwill	48,896	49,218
Deferred tax assets, net	4,129	5,008
Intangible assets, net	11,790	15,186
Other assets	1,260	861
Long-term investments	675	7,236

Total Assets	$ 415,299	$ 419,818

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$ 40,702	$ 42,483
Accrued expenses	42,094	42,156
Income taxes payable	216	2,804
Current portion of term loans and debt	213	308
Deferred tax liabilities, net	—	305
Related party payables	2,860	4,100

Total current liabilities	86,085	92,156
Term and other loans	215	713
Other liabilities	8,364	8,354
Deferred tax liabilities, net	1,583	1,548

Total Liabilities	96,247	102,771

Commitments and contingencies (Note 18)
Equity:
Preferred stock, $0.001 par value, authorized 1,000,000 shares; none issued and outstanding at
December 31, 2013 and 2012	—	—
Common stock, $0.001 par value, authorized 200,000,000 shares; 20,104,009 issued and 20,096,010 outstanding at December 31, 2013; and 20,061,887 issued and 20,039,020 outstanding at
December 31, 2012	20	20
Additional paid-in capital	320,345	319,667
Shares held in treasury, 7,999 shares at December 31, 2013 and 2012	(295)	(305)
Accumulated Deficit	(735)	(275)
Accumulated other comprehensive loss	(439)	(2,060)

Total Fuel Systems Solutions, Inc. Equity	318,896	317,047
Non-controlling interest	156	—

Total Equity	319,052	317,047

Total Liabilities and Equity	$ 415,299	$ 419,818

FUEL SYSTEMS SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except share and per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,

Revenue	$92,573	$98,045	$399,841	$393,947
Cost of revenue	74,939	76,713	312,703	302,113

Gross profit	17,634	21,332	87,138	91,834
Operating expenses:
Research and development expense	6,858	6,392	27,540	28,327
Selling, general and administrative expense	13,949	13,671	55,189	54,747
Impairments	—	22,046	—	22,046

Total operating expenses	20,807	42,109	82,729	105,120

Operating (loss) income	(3,173)	(20,777)	4,409	(13,286)
Other expense, net	(638)	(1,505)	(1,536)	(492)
Interest income, net	179	129	215	329

(Loss) income from operations before income taxes
and non-controlling interest	(3,632)	(22,153)	3,088	(13,449)
Income tax benefit (expense)	254	1,193	(3,566)	(2,183)

Net loss	(3,378)	(20,960)	(478)	(15,632)

Less: Net loss attributable to non-controlling interest	31	—	18	—

Net loss attributable to Fuel Systems Solutions, Inc.	$(3,347)	$(20,960)	$(460)	$(15,632)

Net loss per share attributable to Fuel Systems
Solutions, Inc:
Basic	$(0.16)	$(1.05)	$(0.02)	$(0.78)

Diluted	$(0.16)	$(1.05)	$(0.02)	$(0.78)

Number of shares used in per share calculation:
Basic	20,095,478	20,024,267	20,073,360	20,020,487

Diluted	20,095,478	20,024,267	20,073,360	20,020,487

FUEL SYSTEMS SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands);
	Twelve Months Ended
	December 31,
	2013	2012

Cash flows from operating activities:
Net loss	$(478)	$(15,632)
Less: Net loss attributable to the non-controlling interest	18	—

Net income attributable to Fuel Systems Solutions, Inc.	(460)	(15,632)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and other amortization	10,917	10,424
Amortization of intangibles arising from acquisitions	2,915	5,800
Impairments	—	22,046
Provision for doubtful accounts	583	2,299
Provision for related party loan receivable	—	828
Write down of inventory	4,310	4,246
Loss on acquisition	2,024	—
Other non-cash items	(222)	—
Deferred income taxes	(1,939)	(8,115)
Unrealized loss on foreign exchange transactions	2,961	859
Compensation expense related to equity awards	362	1,015
(Gain) loss on disposal of equipment and other assets	(281)	1,005
Reduction of contingent consideration	(406)	(839)
Changes in assets and liabilities, net of acquisitions:
Decrease (increase) in accounts receivable	10,552	(12,878)
Decrease (increase) in inventories	1,649	(2,500)
(Increase) decrease in other current assets	(6,338)	827
(Increase) decrease in other assets	(596)	715
Decrease in accounts payable	(2,288)	(11,271)
(Decrease) increase in income taxes payable	(2,522)	308
Increase (decrease) in accrued expenses	312	9,776
Decrease in long-term liabilities	(154)	(762)
Receivables from/payables to related party, net	223	4,667

Net cash provided by operating activities	21,602	12,818

Cash flows from investing activities:
Purchase of equipment and leasehold improvements	(9,506)	(13,704)
Purchase of investments	(14,626)	(18,277)
Sale of investment	6,753	—
Redemption of investment at maturity	—	11,930
Acquisition, net of cash acquired	(841)	(5,700)
Amount in restricted cash for acquisition of non-controlling interest	—	2,820
Other	244	258

Net cash used in investing activities	(17,976)	(22,673)

Cash flows from financing activities:
Decrease in callable revolving lines of credit, net	—	(2,438)
Payments on term loans and other loans	(582)	(6,397)
Acquisition of non-controlling interest	—	(2,820)
Other	327	18

Net cash used in financing activities	(255)	(11,637)

Net increase (decrease) in cash and cash equivalents	3,371	(21,492)
Effect of exchange rate changes on cash	1,915	427

Net increase (decrease) in cash and cash equivalents	5,286	(21,065)
Cash and cash equivalents at beginning of period	75,675	96,740

Cash and cash equivalents at end of period	$80,961	$75,675

FUEL SYSTEMS SOLUTIONS, INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATION
	(In thousands); (Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,

Segment Adjusted EBITDA:	2013	2012	2013	2012

FSS Industrial	$1,477	$2,406	$11,318	$13,368
FSS Automotive	(766)	1,998	11,082	17,124
Corporate and Other	(1,028)	(1,288)	(5,695)	(6,000)

Total Adjusted EBITDA (Non-GAAP)	$(317)	$3,116	$16,705	$24,492

Reconciliation:

Net loss attributable to non-controlling interest	31	—	18	—
Interest income, net	179	129	215	329
(Benefit) provision for income taxes	254	1,193	(3,566)	(2,183)
Depreciation and amortization	(3,494)	(3,352)	(13,832)	(16,224)
Impairments	—	(22,046)	—	(22,046)

Net loss attributable to Fuel Systems Solutions, Inc.	$(3,347)	$(20,960)	$(460)	$(15,632)

	FUEL SYSTEMS SOLUTIONS, INC.
	OPERATING SEGMENT INFORMATION
		(In Thousands);

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,

	2013	2012	2013	2012

Revenue:
FSS Industrial	$28,184	$29,874	$123,351	$122,674
FSS Automotive	64,389	68,171	276,490	271,273

Total	$92,573	$98,045	$399,841	$393,947

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,

	2013	2012	2013	2012

Operating Income (Loss):
FSS Industrial	$1,347	$(3,231)	$9,811	$4,644
FSS Automotive	(2,734)	(16,191)	1,116	(11,833)
Corporate Expenses (1)	(1,786)	(1,355)	(6,518)	(6,097)

Total	$(3,173)	$(20,777)	$4,409	$(13,286)

(1) Represents corporate expense not allocated to either of the business segments.